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Proxy Statement Pursuant to Section 14(a) of the Securities

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WALTER INVESTMENT MANAGEMENT CORP.

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WALTER INVESTMENT MANAGEMENT CORP.

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March 18, 2010

Dear Fellow Stockholder:

On behalf of the Board of Directors, we cordially invite you to attend the 2010 Annual Meeting of Stockholders of Walter Investment Management Corp. (the “Company”) which will be held at the Grand Hyatt Tampa Bay, 2900 Bayport Drive, Tampa, Florida on Friday, April 30, 2010, at 10:00 a.m. local time.

At the Annual Meeting, stockholders will be asked to: (i) elect two Class III directors whose terms will expire in 2012 and three Class I directors whose terms will expire in 2013, (ii) ratify the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the 2010 fiscal year, and (iii) transact such other business which is properly brought up at the Annual Meeting or any adjournment thereof. On the following pages you will find the Notice of the Annual Meeting of Stockholders and the Proxy Statement giving information concerning matters to be acted upon at the meeting. Of course, we will be present at the Annual Meeting to answer any questions you might have.

I sincerely hope you will be able to attend the Annual Meeting. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY WHICH WILL INDICATE YOUR VOTE UPON THE VARIOUS MATTERS TO BE CONSIDERED. If you do attend the meeting and desire to vote in person, you may do so by withdrawing your proxy at that time.

We thank you for your support and look forward to seeing you at the Annual Meeting.

Very truly yours,

Mark J. O’Brien
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on April 30, 2010
PROXY STATEMENT 2010 ANNUAL MEETING OF STOCKHOLDERS To Be Held April 30, 2010
INTRODUCTION
PROXIES AND VOTING AT THE MEETING
NOTE ON THE PRESENTATION IN THIS PROXY
MATTERS TO BE VOTED ON PROPOSAL I ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
COMPENSATION OF NAMED EXECUTIVE OFFICERS
Summary Compensation Table
All Other Compensation
Outstanding Equity Awards as of December 31, 2009
Equity Vesting Table
Director Compensation Table
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
SHAREHOLDER PROPOSALS
SOLICITATION COSTS
ANNUAL REPORT
OTHER MATTERS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 30, 2010

To the Stockholders of Walter Investment Management Corp.:

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of the Stockholders of Walter Investment Management Corp., a Maryland corporation (the “Company”), will be held at the Grand Hyatt Tampa Bay, 2900 Bayport Drive, Tampa, Florida on Friday, April 30, 2010, at 10:00 a.m. local time, to consider and act on the following matters:

1. Election of five directors to serve as members of the Board of Directors, two of which will be Class III directors having terms that expire in 2012 and three of which will be Class I directors having terms expiring in 2013;

2. Ratification and appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the 2010 fiscal year; and

3. Such other business as may properly come before the meeting or adjournment thereof.

Only stockholders of record at the close of business on March 8, 2010, are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments thereof. Each stockholder is requested to execute and date the enclosed proxy and to return it without delay in the enclosed postage-paid envelope, even though he or she may presently intend to attend the Annual Meeting. Any stockholder present at the Annual Meeting may withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting.

By Order of the Board of Directors

Stuart D. Boyd
Secretary

Tampa, Florida
March 18, 2010

WALTER INVESTMENT MANAGEMENT CORP.
3000 Bayport Drive, Suite 1100
Tampa, Florida 33607

PROXY STATEMENT
2010 ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 30, 2010

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Walter Investment Management Corp., a Maryland corporation (the “Company”), of proxies to be voted at the 2010 Annual Meeting of Stockholders to be held on Friday, April 30, 2010, at 10:00 a.m., local time (the “Annual Meeting”), and at any adjournment thereof. The Annual Meeting will be held at the Grand Hyatt Tampa Bay, 2900 Bayport Drive, Tampa, Florida.

At the Annual Meeting, stockholders will be asked to consider and vote on (a) the election of five directors to serve as members of the board of directors of the Company (the “Board” or the “Board of Directors”), two of whom will be Class III directors having terms that expire in 2012, and three of whom will be Class I directors having terms that expire in 2013; (b) the approval and ratification of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the 2010 fiscal year; and (c) such other business as may properly come before the meeting.

This Proxy Statement and the enclosed form of proxy are first being sent to stockholders, together with the Notice of Annual Meeting, on or about March 22, 2010.

Stockholders are urged to complete, date, and sign the accompanying form of proxy and return it promptly in the envelope provided with these materials. No postage is necessary if the proxy is mailed in the United States in the accompanying envelope.

PROXIES AND VOTING AT THE MEETING

Record Date and Voting Rights

The Board of Directors has fixed the close of business on March 8, 2010 as the record date (the “Record Date”) for the determination of the stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of the Record Date, the Company had issued and outstanding approximately 25,690,000 shares of common stock, $0.01 par value per share (“Common Stock”), constituting the Company’s only class of stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date entitles the record holder to cast one vote with respect to each matter to be voted upon at the Annual Meeting. The presence of a majority of the Company’s outstanding shares of Common Stock as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting.

Directors are elected by a plurality of the votes cast at a meeting in which a quorum is present. In connection with the election of directors, votes may be cast in favor of or withheld from each nominee. Votes withheld from director nominees will be counted in determining whether a quorum has been reached. However, since directors are elected by a plurality, only votes cast for a director will be counted for purposes of electing directors; and thus votes against a director and votes withheld from a nominee or nominees generally will not affect the outcome of the election.

Unless the Company’s charter or bylaws, or state law requires a greater number of votes, a majority of all votes cast at a meeting where a quorum is present is sufficient to approve any matter which properly comes before the meeting.

In the event of any abstentions or broker non-votes with respect to any proposal coming before the Annual Meeting, the proxy will be counted as present for purposes of determining the existence of a quorum; but since they are neither a vote cast in favor of nor a vote cast opposing a proposed action, abstentions and broker non-votes typically will not be counted as a vote cast on any routine matter. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter. As noted above, inasmuch as under Maryland law directors are elected by a plurality of the votes cast at a meeting where a quorum is present, abstentions and broker non-votes have no impact on the outcome of the vote taken with respect to the election of directors or other matters requiring the approval of those casting a vote at the meeting.

Voting and Revocation of Proxies

All properly executed proxies received prior to or at the Annual Meeting will be voted in accordance with the instructions indicated on such proxies, if any. If no instructions are indicated with respect to any shares for which properly executed proxies have been received, such proxies will be voted FOR the election of the Board of Directors’ nominees for directors and FOR approval and ratification of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for 2010. The Company is not aware of any matter to be presented at the Annual Meeting other than those matters described in the Notice of Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting for consideration, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

Any stockholder giving a proxy may revoke it at any time before it is exercised by duly executing and submitting a later-dated proxy, by delivering written notice of revocation to the Company which is received at or before the Annual Meeting, or by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of the proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company’s principal executive offices, located at the address set forth above.

NOTE ON THE PRESENTATION IN THIS PROXY

Our business, as it is conducted today, grew out of the April 17, 2009 reverse merger of Walter Investment Management L.L.C. (“WIM”) with Hanover Capital Mortgage Holdings, Inc. (“Hanover”), a publicly traded real estate investment trust (“REIT”) (the transaction by which the two companies joined being referred to as the “Merger”). WIM was previously a subsidiary of what is now known as Walter Energy, Inc. (“Walter Energy”) and was spun-off from Walter Energy in connection with the Merger. Although Hanover was the surviving legal entity in the Merger, as of the date of the Merger, the Company’s primary business became that of WIM and its predecessors; that business being a mortgage servicer and mortgage portfolio owner specializing in subprime, non-conforming and other credit-challenged residential loans, primarily in the southeastern United States. In addition, our Board of Directors was reconstituted and senior management restructured with most of our senior executives coming from WIM. Further reflecting this restructuring, the Company’s name was changed to Walter Investment Management Corp. In short, as of April 17, 2009, the Company became a new business operating out of the Hanover REIT. In light of this fundamental and significant change to the business, effective three and a half months into 2009, the materials set forth in this proxy are, except as specifically noted otherwise, representative of and for the period from April 17, 2009 through the date of this proxy.

MATTERS TO BE VOTED ON

PROPOSAL I
ELECTION OF DIRECTORS

In accordance with the Company’s Bylaws and based on the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board of Directors has fixed the size of the Board of Directors at seven. The directors are divided into three classes that are as nearly equal in size as possible and are elected to staggered three-year terms. A director holds office until the annual meeting of stockholders of the Company held in the year during which such director’s term expires and his or her successor has been duly elected and qualified.

Because an annual meeting of the Company’s stockholders was not held following the reconstitution of the Board in connection with the Merger in April 2009, stockholders are being asked to elect two Class III directors with terms expiring in 2012 and three Class I directors with terms expiring in 2013. The Board of Directors, on the recommendation of the Nominating Committee, has nominated Mark J. O’Brien and Shannon E. Smith for election as Class III directors and Ellyn L. Brown, Denmar J. Dixon and Steven R. Berrard for election as Class I directors. All of the nominees are currently serving as directors of the Company, with all but Mr. Berrard having served since April 17, 2009. Each of the nominees has consented to be named as a nominee and has indicated their intention to serve if elected. If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election, it is intended that the shares represented by the proxies will be voted for such other person as the Company’s Board of Directors shall designate to replace such nominee. The Board of Directors has no reason to believe that any of the nominees will not be available, or will prove unable to serve, if so elected.

Valid proxies received pursuant to this solicitation will be voted in the manner specified. Where no specification is made, it is intended that the proxies received from shareholders will be voted FOR the election of the Class III and Class I director nominees identified above.

Director Qualifications and Review of Director Nominees

The Nominating Committee makes recommendations to the Board of Directors regarding the size and composition of the Board. The Nominating Committee reviews annually with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board, as a group, and contains at least the minimum number of independent directors required by applicable laws and regulations. The Nominating Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of the Company’s business and, in furtherance of this goal, proposing the addition of members and the necessary resignation of members for purposes of obtaining the appropriate members and skills.

In evaluating a director candidate, it is preferable that directors possess a considerable amount of business management (such as experience as a chief executive officer or chief financial officer) and educational experience. However, the Nominating Committee also considers other factors that are in the best interests of the Company and its stockholders, including: the knowledge, experience, candor, integrity and judgment of each candidate; the alignment of the candidates’ knowledge and experience, both individually and as a group, with the needs of the business; the potential contribution of each candidate to the diversity of backgrounds, experience and competencies which the Board desires to have represented; each candidate’s ability to devote sufficient time and effort to his or her duties as a director; independence and willingness to consider all strategic proposals; and any other criteria established by the Board and any core competencies or technical expertise necessary to staff Board committees. In addition, the Nominating Committee assesses whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties. Although the Company does not have a formal policy with respect to diversity, the Charter of the Nominating Committee provides, and the Board of Directors believes that diversity, including gender, race and national origin, education, professional experience, and differences of viewpoints and skills is an important consideration when screening and evaluating candidates for nomination to the Board of Directors. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees and continuing directors.

In connection with the director nominations for the 2010 Annual Meeting and the continuing directors not subject to election at this meeting, the Nominating Committee also considered each nominee’s and continuing director’s (i) prior history with and involvement in the Company and it predecessors; (ii) roles assisting in the establishment of the Company as a new, stand-alone business separate and apart from Walter Energy; (iii) roles in the overseeing of the Company’s secondary offering in 2009, (iii) ability to assist in overseeing the Company’s internal controls and disclosure controls, (iv) assistance with the strategic direction of the Company, (v) roles in implementing the Company’s mission statement and strategic direction, and (vi) ability to assist in the Company’s efforts to comply with its various governance and disclosure requirements.

In addition to fulfilling the above criteria, three of the five nominees for election named above are considered independent under the NYSE Amex rules (and continuing directors Messrs. Tokarz and Meurer, also are considered to be independent directors), and the Nominating Committee believes that all five nominees and the two continuing directors are independent of the influence of any particular stockholder or group of stockholders whose interests may diverge from the interests of our stockholders as a whole.

The Nominating Committee believes that it is important that the Board members have complementary skills that together can best guide the Company to a successful future. In considering whether the nominees meet the requirements necessary to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating Committee and the Board focused on the information provided in the Directors’ individual biographies set forth below, as well as their personal knowledge and experience in having worked with one another as members of the Board of Directors. Each nominee brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including: corporate governance and board service; executive management; banking and finance; private equity; residential real estate and home building; accounting; Securities and Exchange compliance; and executive management. Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are also described in the following paragraphs.

The information below provides information as of the date of this proxy statement about each nominee and continuing director. The information presented includes the names of each of the nominees and continuing directors, along with his or her age, all positions held with the Company, term of office as a director, principal occupations or employment for the past five years or more, involvement in certain legal proceedings, if applicable, and the name of all other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition, the information presented below also includes a description of the specific experience, qualifications, attributes and skills of each nominee and continuing director that led our Nominating Committee to conclude that he or she should serve as a director of the Company for the ensuing term.

Nominees for Class III Directors
(Terms Expiring in 2012)

Mark J. O’Brien, age 67, has served as the Chairman of the Board of Directors and Chief Executive Officer of the Company since April 2009. In March 2006, Mr. O’Brien was named Chairman and Chief Executive Officer of JWH Holding Company, LLC, a subsidiary of Walter Energy and parent of WIM (“JWHHC”), and, in February 2009, of WIM. He also served as a director of Walter Energy from 2005 until the Merger. Mr. O’Brien has served as President and Chief Executive Officer of Brier Patch Capital and Management, Inc., a real estate investment and management firm, since September 2004. Mr. O’Brien served in various capacities at Pulte Homes, Inc. for 21 years, culminating in his appointment as President and Chief Executive Officer. He retired from that position in 2003. Mr. O’Brien is also a director of Mueller Water Products, Inc. and serves on the Board of Trustees for the Billfish Foundation, a not-for-profit entity dedicated to the worldwide management of billfish resources.

Areas of Relevant Experience: Mr. O’Brien has had a long history in the real estate development, investment and management businesses in general and the Company’s business in particular. While all of the Company’s Board members bring some form of generalized expertise to the Board’s management of the Company, Mr. O’Brien brings a wealth of knowledge as to the specific issues inherent in the Company’s business. Mr. O’Brien’s day-to-day leadership, as the Company’s Chief Executive Officer, provides him with intimate knowledge of our business and operations.

Shannon E. Smith, age 44, has served as a director of the Company since April 2009 and is currently serving as Director, Senior Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of American Land Lease, Inc., a real estate investment trust, and as a Managing Director of Green Courte Partners, LLC, a Chicago-based private equity real estate investment firm. Until the completion of its merger with GCP Sunshine Acquisition, Inc. on March 16, 2009, American Land Lease was listed on the NYSE. Mr. Smith joined American Land Lease, Inc. in October 2000 as Chief Accounting Officer and was appointed as its Chief Financial Officer in February 2001 and its Chief Operating Officer in July 2009. Mr. Smith was named a Managing Director of Green Courte Partners in May of 2009 and as a Director of American Land Lease in March 2010. Mr. Smith also served as the Secretary of American Land Lease, Inc. from July of 2002 until January of 2008. From March 1997 to October 2000, Mr. Smith served as Chief Financial Officer of Jemison-Demsey Holding Company, Jemison Industries and other entities controlled by Jemison Investment Company. Mr. Smith began his career with Ernst & Whinney as a certified public accountant.

Areas of Relevant Experience: Mr. Smith has a diverse background that is particularly suited to assisting in guiding the Company’s direction. As a CPA and the CFO of a public REIT for nine years, he brings an appreciation for and an understanding of the complex accounting issues facing the Company. He is an active member of our Audit and Nominating Committees and he serves as the Chairman of the Compensation and Human Resources Committee. In addition, his extensive accounting and financial background qualifies him as an audit committee financial expert under applicable SEC rules and the requirements of the NYSE Amex for listed companies (referred to herein as an “audit committee financial expert”). With Mr. Meurer and, upon the anticipated appointment of Mr. Berrard to the Audit Committee, the Company will have three financial experts serving on its Audit Committee. As the CFO of a REIT previously listed on the NYSE he brings significant knowledge of both real estate investment and management (including, in particular, the complex issues relating to REIT’s), as well as reporting requirements and governance issues.

Nominees for Class I Directors
(Terms Expiring in 2013)

Ellyn L. Brown, age 59, has served as a director of the Company since April 2009. She has practiced corporate and securities law, since 1996 as the president of Brown and Associates, a corporate law and consulting firm that provides operational, regulatory and governance guidance to financial services clients and other entities that operate in highly regulated environments. She also has taught corporate and securities law at Villanova University and the University of Maryland Schools of Law. Ms. Brown has served as a director of NYSE Euronext, Inc. and its predecessors since 2005, and also is a member of the board of directors of NYSE Regulation, the NYSE’s market regulator. In addition, she serves on the Board of Governors of the Financial Industry Regulatory Authority (“FINRA”), and the Board of Trustees of the Financial Accounting Foundation (parent of the Financial Accounting Standards Board and the Government Accounting Standards Board). Ms. Brown served as Maryland’s Securities Commissioner from 1987-1992, and later was a member of the boards of the National Association of Securities Dealers Regulation and the Certified Financial Planner Board of Standards.

Areas of Relevant Experience: Ms. Brown brings strong experience in securities law, financial regulatory reporting and compliance, and corporate governance to the Company’s Board. During her career, she has been a regulator and prosecutor of financial fraud, provided advice and counsel to a number of public companies, and served as a director of several entities that have grown and transformed significantly. This experience offers value to the Board’s Nominating and Corporate Governance Committee, as well as the Compensation and Human Resources and Audit Committees.

Denmar J. Dixon, age 47, has served as a director of the Company since April 2009, and on January 22, 2010, he became Vice Chairman and Executive Vice President of the Company. Prior to becoming an executive officer of the Company, he served as a member of our Board’s Audit and Nominating and Corporate Governance Committees and as Chairman of our Compensation and Human Resources Committee (Mr. Dixon has resigned from each of these committee positions). Prior to serving on the Company’s Board, Mr. Dixon was elected to the Board of Managers of JWHHC in anticipation of the spin-off of the Company’s business and subsequent merger with Hanover. From January 2008 to May 2008, Mr. Dixon was a private investor and in May 2008 he founded Blue Flame Capital, LLC, a consulting, financial advisory and investment firm. Mr. Dixon retired in January 2008 after 23 years with Banc of America Securities and its predecessors. At the time of his retirement, Mr. Dixon was a Managing Director in the Corporate and Investment Banking group and held the position of Global Head of the Basic Industries group. Mr. Dixon has significant experience in the general industrial, consumer and business services industries. During his career at Banc of America Securities, Mr. Dixon completed mergers and acquisitions, equity and debt capital raising, and financial restructuring transactions totaling in excess of $75 billion.

Areas of Relevant Experience: Mr. Dixon has taken an active role in the Company’s business since his appointment to the Board of Managers of WIM’s parent in December 2008. As a director, he provided significant input into, and active involvement in the Company’s business activities and strategic planning. The Board of Directors has determined that it is a priority of the Company to prudently grow the business and Mr. Dixon has extensive business development, mergers and acquisitions, and capital markets/investment banking experience within the financial industry that will help to guide that growth.

Steven R. Berrard, age 55, was appointed to fill a vacancy on the Board of Directors in March 2010. He was appointed to serve on the Board’s Compensation Committee and it is anticipated that he will serve on the Audit Committee. Mr. Berrard is the Managing Partner of New River Capital Partners, a private equity fund he co-founded in 1997. He has also served as Chief Executive Officer of Swisher International, an industry leader in hygiene solutions and products, since 2004. Mr. Berrard is the Chairman of the Board of Jamba, Inc., a position he has held since 2005. Prior to co-founding New River Capital Partners, Mr. Berrard was the co-founder and Co-Chief Executive Officer of AutoNation, Inc., the nation’s leading automotive retail company, from 1996 to 1999. Prior to joining AutoNation, Inc., Mr. Berrard served as President and Chief Executive Officer of the Blockbuster Entertainment Group, the world’s largest video store operator, and as a member of the Board of Directors of Viacom, Inc., from 1987 to 1996. As President and Chief Executive Officer,

Mr. Berrard was responsible for the direction and operation of more than 70,000 employees at 4,500 Blockbuster stores located in 20 countries, Showtime Networks, Spelling Entertainment Group, Paramount Parks, and Virgin Interactive Entertainment. Prior to his tenure with Blockbuster, Mr. Berrard served as President of Huizenga Holdings, Inc. and served in various positions with subsidiaries of Huizenga Holdings, Inc. from 1981 to 1987. Prior to joining Huizenga Holdings, Inc., Mr. Berrard was employed by Coopers & Lybrand from 1976 to 1981. Mr. Berrard earned his B.S. in Accounting from Florida Atlantic University, currently serves on the Board of Directors of Pivotal Fitness and has been a member of the Board of Directors of Swisher International, Inc. since November 2004. He has also served on the Board of Directors of Birmingham Steel from 1999 until its sale in 2002, HealthSouth from 2004 until 2006, as well as Boca Resorts, Inc. from 1996 until prior to its sale to the Blackstone Group in December 2004.

Areas of Relevant Experience: Mr. Berrard has a wealth of management experience and financial expertise that will be beneficial in directing the Company. He has served in senior management and/or on the Board of Directors of several prominent publicly traded companies. In several instances he has led significant growth of the businesses he has managed; growth being a primary focus of the Company’s management group. In addition, Mr. Berrard has served as the Chairman of the audit committee of several boards of directors, and his extensive accounting and financial background will qualify him as an audit committee financial expert upon his anticipated appointment to the Audit Committee which will give the Company three financial experts on its Audit Committee.

The Board of Directors recommends a vote FOR
the election of all 5 nominees.

Directors Continuing in Office
Class II Directors
(Terms Expiring in 2011)

William J. Meurer, age 67, has served as a director of the Company since April 2009. Prior to serving on the Company’s Board, he was elected to the Board of Managers of JWHHC, in anticipation of the spin-off of the Company’s business and subsequent merger with Hanover. Previously, Mr. Meurer was employed for 35 years with Arthur Andersen LLP where he served most recently as the Managing Partner for Arthur Andersen’s Central Florida operations. Since retiring from Arthur Andersen in 2000, Mr. Meurer has been a private investor and consultant. Mr. Meurer also serves on the Board of Trustees for St. Josephs- Baptist Health Care and LifeLink Foundation, Inc. and as a member of the board of directors of Sykes Enterprises, Incorporated and the Eagle Family of Funds.

Areas of Relevant Experience: Mr. Meurer has taken an active role in the Company’s business since his appointment to the Board of Managers of WIM’s parent in December 2008. He is a CPA and his extensive accounting and financial background qualifies him as an audit committee financial expert. With Mr. Smith and the anticipated appointment of Mr. Berrard, this will give the Company three financial experts on its Audit Committee. Mr. Meurer has served as the Chairman of the Company’s Audit Committee since its inception.

Michael T. Tokarz, age 60, has served as a director of the Company since April 2009. Mr. Tokarz has been Chairman of Walter Energy’s board of directors since December 2006 and has been a director of Walter Energy since September 1987. Since February 1, 2002 he has been a member of the Tokarz Group, LLC. From January 1996 until February 1, 2002, Mr. Tokarz was a member of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co. L.P. Mr. Tokarz also is a director of Conseco, Inc., IDEX Corporation, Mueller Water Products, Inc. and MVC Capital, Inc.

Areas of Relevant Experience: Having served on the Board of Directors of WIM’s parent for over 20 years, Mr. Tokarz has more direct knowledge of the Company’s business than any other Board member. He also brings a wealth of experience of board leadership and experience, and knowledge of capital markets. Mr. Tokarz has served as the Chairman of our Nominating and Corporate Governance Committee since its inception.

There is no family relationship between any of Company’s directors, nominees to serve as directors, or executive officers. There are no arrangements between any director or director nominee of the Company and any other person pursuant to which he was, or will be, selected as a director.

PROPOSAL 2
RATIFICATION OF APPOINTMENT
OF THE INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The Company has retained the firm of Ernst & Young LLP, an independent registered certified public accounting firm (“Ernst & Young”), to be the Company’s auditors for the fiscal year ending December 31, 2010 and recommends that stockholders vote to ratify that appointment. Ratification of the appointment will require approval by a majority of the votes cast at the Annual Meeting, assuming a quorum is present. Although submission of this matter to stockholders is not required by law, in the event of a negative vote, the Board of Directors will reconsider its selection.

Ernst & Young served as the principal independent registered certified public accounting firm for WIM and its predecessors for the fiscal year ended December 31, 2008 as well as for the period prior to the effective date of the merger with Hanover. Grant Thornton LLP audited the financial statements of legacy Hanover for its fiscal year ended December 31, 2008. The merger was treated as a reverse acquisition for accounting purposes and, as such, the historical financial statements of the accounting acquirer, WIM, have become our historical financial statements. The Securities and Exchange Commission (“SEC”) has released guidance that, unless the same accountant reported on the most recent financial statements of both the accounting acquirer and the acquired company, a reverse acquisition results in a change of accountants. Immediately prior to the consummation of the merger, the audit committee of the board of directors of Hanover chose to retain Grant Thornton LLP as its independent registered certified public accounting firm for the purpose of completing its review of the Company’s Form 10-Q for the quarterly period ended March 31, 2009 which contained only the financial results of Hanover since the quarterly period ended prior to the completion of the reverse acquisition. Ernst & Young LLP was engaged effective April 29, 2009 to be the independent registered certified public accounting firm for the Company for the fiscal year ending December 31, 2009. Grant Thornton LLP was effectively dismissed from its limited engagement as our independent registered certified public accounting firm with the filing of our Form 10-Q on May 15, 2009.

During Hanover’s fiscal year ended December 31, 2008, and during the transition period through April 29, 2009, we did not consult with Ernst & Young LLP in regards to Hanover’s financial statements which were audited by Grant Thornton LLP, with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that was rendered on legacy Hanover’s financial statements or the type of audit opinion that might be rendered on our financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K. During the fiscal year ended December 31, 2008, and during the transition period through April 29, 2009, WIM did consult with Ernst & Young LLP, as its independent auditors, with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; and (ii) the type of audit opinion that was rendered on WIM’s financial statements or the type of audit opinion that might be rendered on WIM’s financial statements.

The report issued by Grant Thornton LLP on the financial statements of legacy Hanover for its fiscal year ended December 31, 2008 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to audit scope, or accounting principles, however, the reports did include an explanatory paragraph relating to a substantial doubt about Hanover’s ability to continue as a going concern. In addition, during Hanover’s most recent year end and through April 17, 2009, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Grant Thornton LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

We provided Grant Thornton LLP with a copy of the foregoing disclosures and requested that Grant Thornton LLP furnish a letter addressed to the SEC stating whether it agreed with the above statements made by us. A copy of such letter, dated May 21, 2009, was filed as Exhibit 16.1 to our Current Report on Form 8-K/A filed with the SEC on May 21, 2009. We also provided Grant Thornton LLP with a copy of the Item 4.01 disclosures set forth on Form 8-K filed with the SEC on April 23, 2009, as amended by our Current Report on Form 8-K/A filed with the SEC on May 1, 2009.

Representatives of Ernst & Young are expected to be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders attending the meeting and to make a statement if they desire.

Audit Fees and Non-Audit Fees

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2009 and December 31, 2008 by Ernst & Young LLP, the Company’s independent auditors, for the audit of the Company’s annual consolidated financial statements and services rendered by the independent registered certified public accounting firm for those periods. Amounts in the table for periods prior to the consummation of the Merger on April 17, 2009 reflect amounts paid on behalf of WIM to Ernst & Young.

	2009	2008(3)

Audit fees(1)	$817,625	$306,000
Audit related fees(2)	114,220	—
All other fees(4)	750	—

Total Fees	$932,595	$306,000

(1)	This category includes the aggregate fees billed for professional services rendered for the audits of the Company’s consolidated financial statements included in Form 10-K and Form 8-K/A filings for the fiscal years 2009 and 2008, for reviews of the Company’s quarterly consolidated financial statements included in Form 10-Q filings during fiscal year 2009, for services rendered in connection with the filing of the Company’s Form S-11 in 2009 and for services that are normally provided by the independent registered certified public accounting firm in connection with the statutory and regulatory filings for the relevant fiscal years.

(2)	This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by the independent registered certified public accounting firm that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees,” and generally consist of fees for other attest engagements under professional auditing standards and accounting consultations.

(3)	Audit fees for services rendered prior to the spin-off of WIM were billed to and paid for by Walter Energy. Walter Energy allocated the expense attributed to the audit services provided to the Company. Total fees represent such allocated expenses.

(4)	All other fees consist of fees paid for continuing education seminars attended by Company personnel in fiscal years 2009 and 2008.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

The Audit Committee determines the scope of the independent auditor’s engagement and approves the fees and other compensation to be paid. On an annual basis, the Audit Committee reviews and discusses with the independent auditor all significant relationships the firm has with the Company to determine the auditor’s independence. The Audit Committee also approves in advance, in accordance with guidelines established by the Audit Committee, each non-audit service, including tax services to be performed by the independent auditor outside of its regular audit engagement. For purposes thereof, the term “non-audit services” means any professional services provided to the Company by a registered certified public accounting firm, other than those provided to the Company in connection with an audit or a review of its financial statements. The foregoing notwithstanding, the Company’s independent registered certified public accounting firm may not be engaged to perform any of the following services contemporaneously with the audit:

•	bookkeeping or other services related to the accounting records or financial statements of the Company;

•	financial information systems design and implementation;

•	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management functions or human resources;

•	broker or dealer, investment advisor, or investment banking services;

•	legal services and expert services unrelated to the audit; and

•	any other services that the Public Company Accounting Oversight Board, established pursuant to Section 101 of the Sarbanes-Oxley Act of 2002, determines, by regulation, is impermissible.

The Audit Committee approves in advance all auditing services (which may entail providing comfort letters in connection with securities underwriting) and permissible non-audit services to be provided to the Company by the Company’s independent registered certified public accounting firm; provided, however, that auditing services and permissible non-audit services authorized by management and having a cost of $25,000 or less have been determined to be de minimis and are deemed approved. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decision to the Audit Committee at its next scheduled meeting.

Audit Committee Report

The audited financial statements of the Company as of and for the three year period ended on December 31, 2009, are included in the 2010 Annual Report on Form 10-K. The Audit Committee oversees the Company’s financial reporting process and the independent audit of the annual consolidated financial statements. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter at least annually.

The Company, acting through its management and Board of Directors, has the primary responsibility for the financial statements and reporting process, including the systems of internal accounting controls. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the financial reporting process, and internal controls. Ernst & Young, an independent registered certified public accounting firm engaged by the Company, is responsible for auditing the Company’s annual financial statements and expressing its opinion thereon in accordance with auditing standards and accounting principles generally accepted in the United States of America.

The Audit Committee met eight times between April 17, 2009 and December 31, 2009. In performing its oversight function, the Audit Committee has reviewed the audited financial statements with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles used, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also has reviewed with Ernst & Young, its judgments as to the quality and acceptability of the Company’s accounting principles. Management and Ernst & Young have advised the Audit Committee that the Company’s consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. The Audit Committee discussed with Ernst & Young, matters covered by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and has reviewed, evaluated and discussed with that firm the written report and its independence from the Company. The Audit Committee confirmed that Ernst & Young has not provided any non-audit services to the Company during the 2009 fiscal year.

In addition, the Audit Committee discussed with the Company’s internal auditors and Ernst & Young the overall scope and plans for their respective audits. The Audit Committee conferred with Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2009, with management, its internal auditors, and Ernst & Young. Based on the reviews and the discussions referred to above, in reliance on management and Ernst & Young, and subject to the limitations of the role of the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC. The Audit Committee also has approved, and is recommending stockholder ratification of the appointment of Ernst & Young to audit the Company’s financial statements for its 2010 fiscal year.

This report is respectfully submitted by:
AUDIT COMMITTEE:

William Meurer, Chairman
Shannon Smith, and
Ellyn Brown

The Board of Directors recommends a vote FOR the approval of this Proposal.

CORPORATE GOVERNANCE

The Board of Directors

The Board of Directors, which is elected by the stockholders, is responsible for the overall management of the business and affairs of the Company. It has the ultimate decision-making authority, except with respect to those matters reserved to the stockholders. The Board and its committees review the Company’s long-term strategic plans and exercise direct decision-making authority in a number of areas, such as issuing and selling additional securities. The Board of Directors selects, advises, and monitors the performance of the senior management team which is charged with the conduct of the Company’s business and the implementation of the Board’s strategic plan. The Board of Directors also reviews development and succession plans for the Company’s senior executive officers.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that govern the structure of the Board of Directors and which outline the Board’s policies on a number of the Company’s corporate governance issues and procedures. These guidelines have embodied the practices of the Company since the merger of WIM with and into the Company on April 17, 2009 (the “Merger”) and include procedures designed to incorporate current corporate governance best practices. The Company’s corporate governance practices are designed to align the interests of the Board and management with those of the Company’s stockholders and to promote honesty and integrity throughout the Company. Portions of the Corporate Governance Guidelines are described below and are available as described herein.

Director Qualifications and Independence

Under our Corporate Governance Guidelines, a majority of our Board of Directors is required to be comprised of independent directors. In general, our Board of Directors determines independence on the basis of standards established by NYSE Amex, NYSE Amex rules (the “NYSE Amex Rules”), and other facts and circumstances it considers relevant.

The NYSE Amex Rules provide that a director will not qualify as independent unless he or she is not an employee or an officer of the Company and the Board of Directors affirmatively determines that the director has no material relationship with the Company that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. Subject to some exceptions, the NYSE Amex Rules generally provide that a director will not be independent if:

•	the director is, or in the past three years was, employed by the Company or any of its subsidiaries (other than prior employment as an interim executive officer which did not exceed one year);

•	the director or a member of the director’s immediate family has accepted any compensation from the Company of more than $120,000 during any period of twelve consecutive months within the preceding three years, other than:

-	for service as a director,

-	compensation paid to a member of the director’s immediate family who is an employee (not an executive officer) of the Company,

-	compensation for former service as an interim executive officer, so long as the interim employment did not exceed one year, or

-	benefits under a tax qualified retirement plan, or non-discretionary compensation;

•	the director has an immediate family member who is, or at any time during the past three years was employed as an executive officer of the Company;

•	the director or a member of the director’s immediate family is a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company has made, or from which the

Company has received, payments in an amount which, in any fiscal year during the past three years, exceeds the greater of 5% of the organization’s consolidated gross revenues for that year or $200,000;

•	the director or member of the director’s immediate family is, or at any time during the past three years has been, employed as an executive officer of another entity where any of the Company’s executive officers serve on the compensation committee of such other entity; or

•	the director or a member of the director’s immediate family is a current partner of the Company’s outside auditors or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at the time during any of the past three years.

Our Board of Directors and its Nominating and Corporate Governance Committee (the “Corporate Governance Committee”) evaluates the relationships between each director (or his or her immediate family members and related interests) and the Company to determine compliance with the NYSE Amex Rules described above. Based on that review, the Board of Directors has affirmatively determined, upon the recommendation of the Corporate Governance Committee, that every director, other than Messrs. Dixon and O’Brien, is independent under these standards.

Board Leadership Structure and Role in Risk Oversight

•	Chairman of the Board/Chief Executive — The Board of Directors believes that Mr. O’Brien’s service as both Chairman of our Board of Directors and our Chief Executive Officer is in the best interests of the Company and its stockholders. Combining this role in a company of our size and relatively focused scope of business enables decisive leadership, ensures clear accountability and facilitates information flow between management and the Board; which is essential to effective governance. One of the primary responsibilities of the Board is to develop strategic direction at the Board level, while at the same time holding management accountable for the execution of the strategy once developed. Mr. O’Brien’s detailed and in-depth knowledge of the Company’s business and industry, operations, opportunities, and challenges places him in the best position to both guide and implement the direction of the Board. Moreover, the combined role allows for more productive and focused meetings as Mr. O’Brien is best able to focus the Board on the most critical issues.

•	Lead Director — Given the small size of our Board, the focused nature of our business, the significant cooperation and communication between our directors, and the important role that our independent directors have in providing effective oversight of management through their roles on our Audit Committee, Compensation and Human Resources Committee (the “Compensation Committee”), and Corporate Governance Committee, we do not believe that it is necessary or appropriate to designate a lead independent director. We believe all of our directors should be, and are fully engaged in the business and should serve in an equal capacity. The Board believes that this approach to board leadership appropriately and effectively complements the combined Chairman/CEO structure and helps to ensure proper risk oversight for the Company.

•	The Board’s Role in Risk Oversight — The Board has an active role, as a whole and also at the committee level, in overseeing the management of the Company’s risk. The Board is responsible for establishing and reviewing the Company’s strategic direction and to determine the acceptable risk tolerance of the Company, engaging management to implement its strategic plan within the approved risk tolerances, monitoring the effectiveness of and exercising oversight over management, compensating management, and oversight of the Company’s internal controls over financial reporting. Risk can take different forms, including operating risk, financial risk, risk related to the economy in general and the housing market and unemployment in particular, risks related to management succession, risk of fraud, and reputational risk. The Board discharges many of its responsibilities and oversight functions with respect to risk through its Audit Committee, Compensation Committee, and Corporate Governance Committee. The Audit Committee is the lead committee for the Board’s risk oversight functions through its review of the Company’s internal controls over financial reporting, periodic review of fraud risks identified by management, and the Company’s financial statements and their preparation; as well as its oversight of the Company’s Code of Conduct and the administration of the Company’s whistleblower procedures. The Corporate Governance Committee is responsible for establishing corporate governance procedures designed to effectively administer the Board’s strategic planning and oversight duties along with risks associated with the independence of the Board members and potential conflicts of interest. The Compensation Committee establishes the appropriate compensation incentives and the appropriate impact that the Company’s compensation policies should have on risk. Because all of these committees are comprised of independent directors, our independent directors have a significant role in the Board’s risk oversight function. Enterprise risks are identified and prioritized by management and each prioritized risk is assigned to the appropriate Board committee for oversight. As part of the oversight process, each committee regularly receives reports from members of senior management on areas of material risk to the Company that are under the purview of that committee to enable it to understand our risk identification, risk management and risk mitigation strategies. While each committee is responsible for evaluating and overseeing certain risks, the entire Board is apprised of such risks through regular committee reports. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. See “Board Committee Membership and Meetings” for further discussion of the roles and responsibilities of the Board Committees.

Executive Sessions of the Board

As provided in the Corporate Governance Guidelines, the independent directors of the Company meet in executive session following each meeting of the Board of Directors. The independent directors may call upon members of management and outside consultants, including auditors, outside counsel and executive compensation consultants to participate in executive session meetings. To the extent any specific issues surface, or it is appropriate to provide feedback to management following an executive session, one of the independent directors acts as a liaison with the Chairman to convey information or coordinate action with management.

Board Attendance and Annual Meeting Policy

It is the Company’s policy that directors should attend each meeting of the Board of Directors and each meeting of the committees on which they serve. Since the Merger, when six of the seven current board members were appointed, through the fiscal year ended December 31, 2009, there were 6 meetings of the Board of Directors. All but one of the members attended every meeting of the Board of Directors and its committees, with the remaining member being absent for only one Board meeting and the committee meetings held in conjunction therewith. In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman and Chief Executive Officer and others regarding matters of interest and concern to the Company.

Except for Mr. Berrard, who was appointed effective March 3, 2010, all of the Company’s current directors were appointed in connection with the stockholders’ approval of the Merger. As a result, none of the current directors attended the Company’s last annual meeting of stockholders which took place prior to the Merger. A regular meeting of the Board of Directors is scheduled in conjunction with the annual meeting of stockholders.

Board Committee Membership and Meetings

The Board of Directors has established three primary committees to assist it in fulfilling its responsibilities:

•	The Audit Committee,

•	The Compensation and Human Resources Committee, and

•	The Nominating and Corporate Governance Committee.

Members of each of these committees are nominated by the Corporate Governance Committee and are appointed annually at the meeting of the Board of Directors following the annual meeting of stockholders.

Each of these committees is composed entirely of independent directors and operates under a charter approved by the Board of Directors which sets out the purposes and responsibilities of the committee. These committees annually review and, as appropriate, seek revisions of their charters to reflect, among other things, changing regulatory developments. Information with respect to each of these committees is provided below.

Audit Committee

Our Audit Committee currently consists of three directors (William Meurer, Shannon Smith, and Ellyn Brown). It is anticipated that Mr. Berrard will be added to the Committee in the near future. All of the Audit Committee members are independent under the NYSE Amex Rules and other SEC rules and regulations applicable to audit committees; and all but Ms. Brown qualify as “audit committee financial experts,” as that term is defined by applicable SEC regulations. William Meurer serves as the chairman of the Audit Committee. The Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established; and the Company’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee encourages continuous improvement of, and fosters adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee’s duties and responsibilities are set forth in the Committee’s Charter (which is available on the Company’s website at www.walterinvestment.com) and include, without limitation:

•	serving as an independent and objective party to monitor our financial reporting processes and internal control systems;

•	appointing, compensating, and overseeing the work of the independent registered certified public accounting firm employed by us (including the resolution of disagreements between management and the firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work (each such independent registered certified public accounting firm reports directly to the Audit Committee);

•	reviewing and appraising our internal auditing function;

•	providing an open avenue of communication among our independent registered certified public accounting firm, financial and senior management, those involved in our internal auditing function, and the Board of Directors;

•	reviewing, as necessary, the process and reports prepared by those involved in the Company’s internal auditing function and management’s responses;

•	pre-approval of all audit and permissible non-audit services and other services conducted by our independent registered certified public accounting firm;

•	meeting with our independent registered certified public accounting firm prior to the audit to discuss the planning and staffing of the audit;

•	periodically consulting with the Company’s independent registered certified public accounting firm out of the presence of management about internal controls and the completeness and accuracy of the Company’s financial statements; and

•	preparing the Audit Committee report for inclusion in our proxy statement for our annual meetings.

As a part of its duties, the Audit Committee reviews with management and the independent registered certified public accounting firm the annual and quarterly financial statements of the Company, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any material changes in accounting principles or practices used in preparing the financial statements prior to filing a report on Form 10-K or 10-Q with the SEC. The Audit Committee reviews annually the scope of the proposed internal and external audits, and also reviews the actual coverage of those activities. The Audit Committee also reviews annually, together with management, the independent registered certified public accounting firm and the contents and conclusions of the audited financial statements. Additional information regarding the functions performed by the Audit Committee and its membership is set forth in the section of this proxy statement entitled “Audit Committee Report.” During the eight month period in the 2009 fiscal year following the Merger, the Audit Committee held eight meetings.

Compensation and Human Resources Committee

Our Compensation Committee currently consists of three independent directors (Shannon Smith, Ellyn Brown, and Steve Berrard). Shannon Smith serves as the chairman of the Compensation Committee. The purpose of the Compensation Committee is to:

•	Discharge the responsibilities of the Board of Directors with respect to the Company’s compensation programs and compensation of designated key executives of the Company and its subsidiaries; and

•	Beginning with the fiscal year ending December 31, 2010, prepare an annual report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with applicable rules and regulations of the SEC, the NYSE Amex and any other regulatory bodies.

The Compensation Committee responsibilities and duties are set forth in the Committee’s Charter (which is available on the Company’s website at www.walterinvestment.com) and include, without limitation:

•	establishing and reviewing an overall compensation philosophy for the Company;

•	setting compensation for directors and designated key executives;

•	reviewing and approving corporate goals and objectives relevant to the CEO and other designated key executives;

•	reviewing and making recommendations to the Board of Directors with respect to our equity-based plans and programs, and overseeing management’s administration of those plans and programs;

•	reviewing and monitoring employee retirement, welfare and other benefit plans and programs;

•	selecting, retaining and/or replacing, as needed, compensation and benefits consultants and other outside consultants to provide independent advice to the Committee;

•	recommending an executive succession plan to the Board of Directors on an as needed basis; and

•	preparing, when required under applicable rules, a report on executive compensation for inclusion in our proxy statement for our Annual Meeting.

During the eight month period in the 2009 fiscal year following the Merger, the Compensation Committee held five meetings.

     Role of Compensation Consultant

Since April 2009, the Compensation Committee has engaged Hewitt Associates as the Committee’s independent outside compensation consultant to provide services related to executive and non-employee director compensation. Effective January 30, 2010, Hewitt’s executive compensation business was spun off as an independent company from Hewitt Associates, the spun off business being now known as Meridian Compensation Partners, LLC. Hewitt did not, and Meridian does not, provide any other services to the Company. The Committee’s primary objective in engaging Hewitt/Meridian is to obtain advice and feedback related to maintaining programs that provide competitive compensation opportunities for our executives. During 2009 these tasks included:

•	assisting the Company in designating a group of similarly situated, publicly traded REITs as a peer group (“Peer Group”) against which we could compare our executive compensation policies and practices;

•	compiling information and providing advice regarding components and mix (short-term/long-term; fixed/variable; cash/equity) on the executive compensation programs of the Company and its Peer Group;

•	assisting the Committee with its review and design of the Company’s annual bonus and long-term incentive plans for the Named Executive Officers (as defined below) and other executives;

•	comparing compensation paid to Company executive officers with compensation paid for comparable positions in the Company’s Peer Group; and

•	review of executive contract renewals.

Nominating and Corporate Governance Committee

Our Corporate Governance Committee currently consists of three directors (Michael Tokarz, Ellyn Brown, and Shannon Smith). Michael Tokarz serves as chairman of the Corporate Governance Committee. The purpose of the Corporate Governance Committee is to:

•	Identify individuals qualified to become Company directors and present to the Board of Directors appropriate candidates for all directorships to be filled by the Board of Directors or by the shareholders;

•	Develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company; and

•	Otherwise take a leadership role in shaping the corporate governance of the Company.

The Corporate Governance Committee responsibilities and duties are set forth in the Committee’s Charter (which is available on the Company’s website at www.walterinvestment.com) and include, without limitation:

•	establishing criteria for the selection of new directors to serve on the Board of Directors;

•	identifying individuals believed to be qualified to become board members, and recommending to the Board nominees for election as directors;

•	recommending members of the Board of Directors to serve on the committees of the Board;

•	developing and recommending to the Board of Directors a set of corporate governance principles;

•	leading the Board in its annual self-evaluation.

During the eight month period during the 2009 fiscal year following the Merger, the Corporate Governance Committee held three meetings.

Director Nomination Process

The Corporate Governance Committee identifies director candidates through such means as; recommendations made by the Company’s independent directors, other Board members, management, business contacts, third party search firms retained by the Corporate Governance Committee, and stockholders.

The Corporate Governance Committee is responsible for assessing all director candidates and recommending nominees to the Board. Pursuant to the Corporate Governance Guidelines, the Corporate Governance Committee and the Board select director nominees based on such factors as; merit, qualifications, performance, competency, diversity, strength of character, mature judgment, career specialization, relevant technical skills, and the Company’s and the Board’s business needs. Candidates must be individuals of the highest character and integrity who possess significant experience or skills that will benefit the Company. Candidates must also be free of conflicts of interest that would interfere with their ability to discharge their duties or violate any applicable laws or regulations. In evaluating a director candidate, it is preferable that directors possess a considerable amount of business management (such as experience as a chief executive officer or chief financial officer) and educational experience. However, the Corporate Governance Committee also considers other factors that are in the best interests of the Company and its stockholders, and there is no firm requirement of minimum qualifications or skills that a candidate must possess. When evaluating nominees, the composition of the entire Board is taken into account including: the need for a majority of independent directors; the diversity of experience and background represented on the Board; the need for financial, business, academic, public and other expertise on the Board and its committees; and the desire for directors working cooperatively to represent the best interests of the Company and its stockholders, communities and employees. Candidates must be willing and able to devote the time necessary to discharge their duties and have the desire to represent and evaluate the interests of the Company as a whole. Also, the assessment of a candidate includes consideration of the number of public boards on which he or she serves. See “Director Qualifications and Review of Director Nominees” for further discussion of the Director nomination process.

Stockholders also may nominate persons for election as directors at an annual stockholders’ meeting if such nominations are made in accordance with the procedures set forth in the Company’s Bylaws. The Bylaws require, among other things, that advance written notice of a proposed nomination be given to the Secretary of the Company at the Company’s principal office no earlier than the 150th day nor later than 5:00 p.m. Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting of stockholders is advanced or delayed by more than thirty calendar days from the first anniversary date of the preceding year’s annual meeting, then a proposed nomination may be delivered not earlier than the 150th day prior to the date of such annual meeting, and not later than 5:00 p.m., Eastern Standard Time, on the later of (a) the 120th day prior to the date of such annual meeting, or (b) the tenth day following the day on which the public announcement of the meeting date is first made. Each such stockholder’s notice shall set forth all information relating to the nominee being proposed by the stockholder (“Stockholder Nominee”) that would need to be disclosed pursuant to the SEC’s proxy rules in connection with the solicitation of proxies for the election of the Stockholder Nominee as a director in an election contest (even if an election contest does not result) or would otherwise be required in connection with solicitation (including the Stockholder Nominee’s written consent to be named as a nominee in the proxy statement and to serve as a director if elected). Notice of the 2010 Annual Meeting was published on January 27, 2010 requiring stockholders to notify the Company by February 10, 2010 if they wished to include any matters in the proxy. No stockholders submitted matters for inclusion at the 2010 meeting. In order to include any matters on the 2011 annual meeting of stockholders, a submission will have to be received within the time period set forth above.

Communications with Directors

The Board of Directors has established a process for stockholders and other interested parties to communicate with any independent director or with non-management directors as a group. Such individuals may send a communication in care of the Company’s Secretary at the Company’s headquarters address. If the communication is specifically marked as a private communication for the Board of Directors, or for a specific director, the Secretary will not open the correspondence, but will forward it to the addressee. These procedures may change from time to time, and you are encouraged to visit our website for the most current means of contacting our directors.

Code of Conduct

The Board of Directors has adopted a Code of Conduct which applies to all of the Company’s directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer. The Company is committed to the highest standards of professional and ethical conduct, and the Code of Conduct provides guidance in how to uphold these standards. The Code of Conduct consists of basic standards of business practice as well as professional and personal conduct. Any amendments to, or waivers of the Code of Conduct (to the extent applicable to the principal executive officer, principal financial officer or principal accounting officer) will be promptly disclosed by the Company. A Corporate Ethics Committee consisting of our President and COO, Charles Cauthen, our Vice President, Human Resources, Del Pulido and our Vice President, General Counsel and Secretary, Stuart Boyd has been charged with monitoring, overseeing, and reviewing compliance with the Code of Conduct. In addition, the Company has established a confidential Hotline for employees and others to provide any information on suspected violations of the Code of Conduct, or any other non-compliance with the law, regulations or Company policy. Messages left on the Company Hotline are provided directly to our General Counsel, Stuart Boyd, and the Chairman of our Audit Committee, William Meurer.

Availability of Corporate Governance Documents

The full text of the Corporate Governance Guidelines, the Code of Conduct, and the charters of the Audit Committee, the Compensation Committee, and the Corporate Governance Committee are all available on the Company’s website located at www.walterinvestment.com.

EXECUTIVE OFFICERS

The executive officers of the Company, their ages, and positions with the Company are set forth below:

Name	Age	Officers’ Positions with the Company

Mark J. O’Brien	67	Chief Executive Officer
Charles E. Cauthen	51	President and Chief Operating Officer
Denmar J. Dixon	47	Executive Vice President
Kimberly A. Perez	42	Vice President, Chief Financial Officer and Treasurer

Officers are elected annually by the Board of Directors of the Company to hold office until the earlier of their death, resignation, or removal.

Set forth below is a description of the business experience during the past five years or more and other biographical information for the executive officers identified above who are not directors or nominees seeking election as a director of the Company.

Charles E. Cauthen has served as the President and Chief Operating Officer of the Company since April 2009. Since November 2006 he served as the President of Walter Mortgage Company (“WMC”), and as the Chief Financial Officer of JWH Holding Company (“JWHHC”), the parent company of WMC. Prior thereto, he served as President of Jim Walter Homes (“JWH”) since August 2005. Previously, he served as Chief Operating Officer of JWH since February 2005 and Senior Vice President and Controller of Walter Energy since November 2000. Prior thereto, he was Senior Vice President and Chief Financial Officer — Consumer Products Group, Bank of America, from 1999 to November 2000.

Kimberly A. Perez has served as Vice President, Chief Financial Officer and Treasurer of the company since April 2009. She also was appointed Vice President of JWHHC in November 2006 and, as of February 2009, she held the same office in WIM. She was appointed Executive Vice President and Chief Financial Officer of the Financial Services Group of Walter Energy in December 2002. Prior to this, she served as Vice President, Corporate Accounting for Walter Energy from 2000 to 2002, and before that she served as Assistant Controller — Director of Accounting and Strategic Planning for Walter Energy beginning in July 1997. Prior to her employment at Walter Energy, she was employed by PricewaterhouseCoopers LLP from 1989 to 1997, most recently as an Audit Manager.

There is no family relationship between any of directors or executive officers of the Company.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following summary compensation table sets forth the total cash and non-cash compensation paid to or accrued for each person who served as a Named Executive Officer (“NEO”) of the Company for 2009. NEO’s consist of anyone who served as the principal executive officer during 2009 (Messrs. Burchett and O’Brien) and the next two most highly compensated individuals (Mr. Cauthen and Ms. Perez). In addition, we provide supplemental tables as additional information for our stockholders. These additional tables are not intended as a substitute for the information presented in the Summary Compensation Table. The material terms of each NEO’s employment agreement follows the tables.

Summary Compensation Table

					Non-equity
			Restricted Stock	Option	Incentive Plan
		Salary	Units	Awards	Compensation	All Other Comp.
Name &		$	$	$	($)	$	Total
Principal Position(1)	Year(2)	(3)	(4)(5)	(4)	(6)	(7)	$

Mark J. O’Brien	2009	354,167	850,412	171,196	593,750 (8)	44,080	2,013,605
Chairman of the Board and CEO
Charles E. Cauthen	2009	283,333	566,941	114,131	297,500 (9)	32,028	1,293,933
President and Chief Operating Officer
Kimberly A. Perez	2009	167,174	318,901	64,199	141,606	30,664	722,544
Vice President, Chief Financial Officer and Treasurer
John A. Burchett	2009	393,585	70,861	128,399	—	41,682	634,527
Vice President, Business Development and President, Hanover Division
President and Chief Executive Officer	2008	393,585	—	—	300,000	31,472	725,057

1.	The listed positions are those held as of December 31, 2009. Mr. Burchett resigned as our President and Chief Executive Officer effective April 17, 2009, in connection with the Merger. Mr. Burchett continued to be employed by the Company as Vice President Business Development and President, Hanover Division through February 2, 2010.

2.	Except for Mr. Burchett, each of the executive officers commenced their respective positions with the Company on April 17, 2009, concurrently with the consummation of the Merger.

3.	Except for Mr. Burchett, the salaries in this table are for the period from April 15, 2009 through December 31, 2009. Mr. Burchett’s salary is for the full fiscal year.

4.	The amounts in these columns reflect the amount of each NEO’s long term incentive award that was paid in grants of RSUs and stock options, respectively. For each of the NEOs except Mr. Burchett the award was split 75% RSUs and 25% stock options. For Mr. Burchett the award was split 25%/75% RSUs to stock options. Each NEO’s award is established in dollars for which a corresponding number of RSU’s and options is determined using a proprietary model utilized by Hewitt/Meridian. The value of stock awards shown in the table is equal to the fair value at the date of the grant calculated in accordance with Financial Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. The value of the stock options was computed using the Black Scholes pricing model. The value established by Hewitt/Meridian may differ from the accounting expense. See Note 8 “Share-Based Compensation Plans” of the Notes to Consolidated Financial Statements in the company’s Annual Report on Form 10-K for the year ended December 31, 2009, for a discussion of the assumptions used by the company to calculate the values of the stock and stock option awards.

5.	The grant date fair value of the RSU’s, which was equal to the share price of the stock on the grant date, reflects the payment of dividend equivalents on those RSUs until their vesting date.

6.	With the exception of Mr. Burchett, 75% of the non-equity incentive plan award was based upon the achievement of a corporate pre-tax income (“PTI”) target and the remaining 25% was awarded upon the achievement of individual goals established by the Compensation Committee. In the case of the PTI component, the Compensation Committee exercised its discretion to adjust the actual PTI of approximately $37.6 million upward by approximately $500,000 to reflect atypically low loan pre-payment speeds. This resulted in an adjusted PTI of $38.1 million, as compared to a target of $38 million. Inasmuch as corporate policy prohibits adjustments to the actual PTI from increasing the PTI above target for purposes of determining non-equity incentive awards, the PTI component of the non-equity incentive award was capped at $38 million, or 100% of target. Mr. Burchett was eligible for a bonus of approximately $90,000 (60% based upon the corporate PTI and 40% based on the PTI of the Hanover Division), however, he did not receive an award because he was no longer an employee of the Company at the time of the bonus payout.

7.	The amounts reported in this column reflect, for each NEO, the sum of (a) the incremental cost to the Company of all perquisites and other personal benefits, (b) the dollar value of life insurance premiums paid by the Company, and (c) matching contributions made by the Company to its 401(k) plan. The table below under the heading “All Other Compensation” sets forth the various components of the other compensation paid to each NEO.

8.	Mr. O’Brien had a target non-equity incentive award of 75% of his base salary ($375,000) based upon corporate PTI, plus a target of 25% of his base salary based upon the achievement of pre-established individual goals. Mr. O’Brien received 100% of the corporate PTI component (see footnote (6), above) or $375,000. In addition, the Compensation Committee increased Mr. O’Brien’s individual award component to 175% (from 100%) of 25% of his base salary, resulting in an increase in the individual performance component of his total award from $125,000 to $218,750 as a result of Mr. O’Brien having exceeded expectations as they related to his individual goals. His total non-equity incentive was the sum of these two components or $593,750.

9.	Mr. Cauthen had a target non-equity incentive award of $280,000. 75% of the actual award ($210,000) resulted from the Company having achieved its target PTI, after adjustment (see footnote (6)). The remaining 25% (target $70,000) was adjusted upward to $87,500 by the Compensation Committee as a result of Mr. Cauthen having exceeded expectations as they related to his individual goals. His total non-equity incentive was the sum of these two components or $297,500.

Compensation

The compensation of the Company’s executives is determined by the Board of Directors upon the recommendations of the Compensation Committee. In addition to health and welfare benefits and certain perquisites (described below), executive compensation is primarily made up of three components: base salary, bonuses, and long-term incentive awards.

Base Salary

The Company pays a competitive base salary to senior executive officers in order to provide them with a level of security which will promote stability and facilitate the implementation of the Company’s business plan and the promotion of its core values. Base salaries are targeted at market levels and are based on the executive’s scope of responsibility, prior experience and breadth of knowledge, and external pay practices. The Compensation Committee also considers non-financial contributions such as the executive’s overall promotion of the Company’s objectives, continuing educational and management training, developing relationships with customers and vendors, and demonstrating leadership qualities. The salary of each NEO was contractually agreed upon, and is subject to annual increase (but not decrease) by our Compensation Committee. For further details on the NEOs’ full year salaries and other contractual terms and conditions of their employment, please see “Employment Agreement, Change-in-Control Protections, and Post-Termination Pay” which follows. Due to the severity of the economic downturn, no increases to salaries were granted to any of the NEOs for 2010.

Bonus/Non-Equity Incentive

The general philosophy of the Compensation Committee is that the payment of bonuses/non-equity incentive should be based primarily upon achieving corporate and/or individual performance targets (depending upon the position as determined by the Compensation Committee); and generally, if the minimum targets are not met, then no incentive should be paid. The Compensation Committee may, however, take into account considerations justifying adjustments to the targets. For example, the Compensation Committee will consider matters outside of the executives’ control such as adjustments to and deviations from the business plan which are done at the direction of the Board of Directors. In addition, the Compensation Committee will recognize individual efforts and successes that are extraordinary, such as the successful completion and integration of the Merger and the public offering of the Company’s common stock in the fourth quarter of 2009.

The NEO’s (with the exception of Mr. Burchett) have contractually established target bonuses. The actual bonuses (which may be more or less than the target bonuses) are subject to the achievement of specific individual and corporate performance criteria recommended by the Compensation Committee and approved by the Board of Directors. In the case of all the NEOs except Mr. Burchett, 75% of the actual bonus was determined by the achievement of corporate pre-tax income targets and the remaining 25% was determined by the achievement of individual goals. For Mr. Burchett, 60% of the actual bonus was determined by the achievement of corporate pre-tax income targets and 40% was determined by the achievement of pre-tax income targets of the Hanover Division; however no bonus was actually paid to Mr. Burchett because he had left the Company prior to its payment. Annual bonuses for any given year are not paid until the Company’s financial statements for the year in which the bonus is earned are sufficiently finalized in order to determine the Company’s performance component of the bonus. For 2009, each of the NEOs was eligible to receive 100% of his or her target bonus. For further details on the NEOs’ bonus opportunity and other contractual terms and conditions of their employment, please see “Employment Agreement, Change-in-Control Protections, and Post-Termination Pay.”

Long-Term Incentive Restricted Stock Unit and Stock Option Awards

NEOs, as well as other Company executives, are eligible to receive annual, long-term incentive awards consisting of stock options and/or RSUs under the Company’s long-term incentive plan. The award of long term stock options and RSUs focuses executives and other participants on the creation of stockholder value over the long-term and encourage equity ownership in the Company. Recipients of RSUs may, at the discretion of the Compensation Committee, receive dividend equivalents equal to the amount that the recipient would have received in dividends if the RSUs were awards of stock. For 2009 Messrs. O’Brien and Cauthen received contractually agreed upon long term incentive awards with an economic value of $600,000 and $400,000, respectively. The economic value of Ms. Perez and Mr. Burchett’s long term awards was determined by the Compensation Committee and was based on corporate performance and individual levels of responsibility, performance, and contributions to the Company. The mix of the awards (i.e., the amount to be paid in RSUs and the amount to be paid in stock options) and the methodology for determining the economic value was determined by the Compensation Committee. For 2009, NEO long-term incentives were divided between RSU’s (75%) and options (25%), with the exception of Mr. Burchett whose award was 25% RSUs and 75% stock options. The RSU’s in all cases provided for the payment of dividend equivalents. The Summary Compensation Table reflects the value of these equivalents as a component of the stated value of the RSUs. The purchase price for the stock options is equal to the average of the high and the low market price of the Company’s stock on the day of the grant. The stock options vest in three equal installments on the first, second and third anniversaries of the awards and expire on the tenth anniversary of the grant date. Similarly, the restrictions on the RSU’s lapse in three equal installments on the first, second and third anniversary of the award of the RSU’s. In March 2007, Messrs. O’Brien and Cauthen were each awarded equity in JWHHC that was converted to 513,900 and 171,234 RSUs in the Company, respectively, in connection with the Merger. Dividend equivalents are paid on these RSUs, however, these equivalents are not shown in the Summary Compensation Table because the equity awards were made, and the cost of the awards expensed in prior periods by the Company’s predecessor (whose financials are now the Company’s financials).

Stockholders of a REIT usually value dividends paid on the stock, as well as appreciation of price of the stock. By paying dividend equivalents on RSU’s the Company aligns its executives with stockholders who value the payment of dividends. Stock options are granted at an option exercise price equal to the fair market value of the Company’s common stock on the date of the grant (determined as the mean between the high and low selling prices of the Company’s stock on the grant date). Accordingly, stock options have value only if the stock price appreciates in value from the date that the options are granted. By awarding options, the Company aligns its executives with stockholders who value the appreciation of stock price. And by vesting RSU’s and options over time, the Company promotes loyalty amongst its executives, and discourages the taking of long term risks over short terms gains.

All Other Compensation

As described above under “Long-Term Incentive Restricted Stock Unit and Stock Option Awards,” recipients of RSUs may (at the discretion of the Compensation Committee) receive dividend equivalents equal to the amount that the recipient would have received in dividends if the RSUs were vested stock (all RSUs awarded in 2009 received dividend equivalents and the value of the dividend equivalents is included in the grant date value of the RSUs set forth in the Summary Compensation Table). In addition to dividend equivalents, our executive officers receive health and welfare benefits, such as group medical, group life and long-term disability coverage, under plans generally available to all other employees. In addition, we have a 401(k) plan available to all employees, including the NEOs, whereby we match a certain portion of the employee’s contribution to the plan; and some of our employees, including our NEOs, receive automobile allowances. However, in view of our size and the current status of our development and growth, we provide very few additional fringe benefits. The following table sets forth the various components of the other compensation paid to each NEO:

All Other Compensation

	Perquisites and				Profit Sharing
	Other Personal		Life Insurance &	401(k) Matching	Contributions to
Name	Benefits		LTD Premiums	Contributions	401(k) Plan	Total

Mark J. O’Brien	$27,700	(1)(2)	$1,680	—	$14,700	$44,080
Charles E. Cauthen	$12,750	(1)	$1,911	$2,667	$14,700	$32,028
Kimberly A. Perez	$8,500	(1)	$1,412	$7,035	$13,717	$30,664
John A. Burchett
2009	$14,645	(3)	$4,465	$7,872	$14,700	$41,682
2008	$19,679	(3)	$7,192	$4,600	—	$31,471

Note: For all but Mr. Burchett, this table covers the period from April 15 through December 31, 2009.

(1)	Auto allowance

(2)	Country club membership ($10,700)

(3)	Executive life insurance premium

Outstanding Equity

The following table sets forth information regarding the outstanding equity-based awards held by each of the NEOs as of December 31, 2009.

Outstanding Equity Awards as of December 31, 2009

		Option Awards
		Number of Securities Underlying Unexercised Options				Stock Awards
			Number of			Number of	Market Value
		Number of	Securities			Shares or	of Shares or
		Securities	Underlying			Units of	Units of
		Underlying	Unexercised			Stock that	Stock that
		Unexercised	Options (#)	Option	Option	have not	have not
		Options	Unexercisable	Exercise	Expiration	Vested	Vested
NEO	Grant Date	(#) Exercisable	(2)	Price ($)	Date	(#)(2)	(#)(1)

Mark J. O’Brien	6/23/05	8,758	—	6.99	6/23/15	—	—
	4/28/06	8,758	—	10.11	4/28/16	—	—
	1/31/07	9,209	9,208	8.32	1/31/17	—	—
	1/31/07	—	—	—	—	27,097	388,300
	2/27/08	6,401	12,803	15.81	2/27/18	—	—
	2/27/08	—	—	—	—	11,007	157,730
	5/19/09	—	75,450	13.37	5/19/19	—	—
	5/19/09	—	—	—	—	63,606	911,474
Charles E. Cauthen	2/22/06	6,002	—	10.14	2/22/16	—	—
	2/22/06	—	—	—	—	4,389	62,894
	1/31/07	5,526	5,525	8.32	1/31/17	—	—
	1/31/07	—	—	—	—	16,259	232,991
	2/27/08	4,690	9,378	15.81	2/27/18	—	—
	2/27/08	—	—	—	—	8,062	115,528
	5/19/09	—	50,300	13.37	5/19/19	—	—
	5/19/09	—	—	—	—	42,404	607,649
Kimberly A. Perez	1/31/07	—	1,473	8.32	1/31/17	—	—
	2/27/08	938	1,876	15.81	2/27/18	—	—
	5/19/09	—	28,294	13.37	5/19/19	—	—
	5/19/09	—	—	—	—	23,852	341,799
John A. Burchett	4/17/09	485	—	787.50	4/17/19	—	—
	5/19/09	—	56,588	13.37	5/19/19	—	—
	5/19/09	—	—	—	—	5,300	75,949

(1)	Based on a share price of $14.33 — the closing price of the Company’s stock on December 31, 2009.

(2)	Vesting of all Equity in these columns is set forth in the following table:

Equity Vesting Table

	No. of Options Vesting on Each Date						No. of RSUs Vesting on Each Date
	1/31/10	2/27/10	5/19/10	2/27/11	5/19/11	5/19/12	1/31/10	2/22/10	2/27/10	5/19/10	2/27/11	5/19/11	5/19/12

O’Brien	9,208	6,402	25,151	6,401	25,149	25,150	27,097	—	5,503	21,202	5,504	21,202	21,202
Cauthen	5,525	4,689	16,767	4,689	16,766	16,767	16,259	4,389	4,031	14,135	4,031	14,134	14,135
Perez	1,473	938	9,432	938	9,431	9,431	—	—	—	7,951	—	7,950	7,951
Burchett	—	—	18,863	—	18,862	18,863	—	—	—	1,767	—	1,766	1,767

Employment Agreements, Change-in-Control Protections, and Post-Termination Pay

In order to attract and ensure stability in our executive management, we have entered into employment agreements with our NEOs, as well as other members of our management. For both competitive and fairness reasons, we believe it is important to protect senior management and other key employees in the event of a change-in-control and the adverse employment consequences that can result from such a business transaction. Further, we believe that the interests of stockholders will be best served if the interests of our senior management are aligned with them, and providing employment protection should eliminate, or at least reduce, the reluctance of senior management to pursue potential transactions that may be in the best interests of stockholders but could have an adverse effect on management. Set forth below is a summary of each of the NEO’s employment agreement.

Mark J. O’Brien Employment Agreement. Mr. O’Brien’s letter agreement, formally entered into on December 23, 2008 (prior to the Merger), was amended and restated on March 15, 2010 (the “O’Brien Agreement”). The term of the O’Brien Agreement expires on April 12, 2012 and renews automatically for successive one year terms unless terminated prior thereto by either party. Under the O’Brien Agreement, Mr. O’Brien is entitled to an annual base salary of $500,000, subject to such periodic increase (but not decrease) as may be approved by our Compensation Committee. Mr. O’Brien is also entitled to an annual target bonus of 100% of his base salary, with a potential maximum annual bonus payment of 200% of base salary; provided, however, that the actual bonus in any year is subject to attaining individual and corporate performance targets established by the Compensation Committee and approved by the Board of Directors, and may be lower or higher (up to the cap) than his target bonus. In addition, Mr. O’Brien is entitled to participate in our group life and health insurance benefit plans and retirement plan generally applicable to our executives who are similarly situated. Mr. O’Brien is entitled to 30 days of vacation annually as well as reimbursement of reasonable out-of-pocket business expenses and a monthly auto allowance of $2,000. Mr. O’Brien is also entitled to participate in our long term management incentive plan, with an annual incentive opportunity of $625,000. Unless contrary provisions are set forth in the equity plan, any awards of equity are required to vest over a maximum of three years and have an expiration date of at least ten years.

Generally, Mr. O’Brien’s contract provides the following termination benefits:

•	In the event of Mr. O’Brien’s death, Retirement (with retirement eligibility arising upon reaching the age of 60 or having a combination of age and years of service with the Company exceeding 70) or Disability (generally defined as inability or failure to perform the employee’s duties for a period of 90 consecutive days or 120 days during any 12 month period due to any physical or mental illness or impairment; or a determination by a medical doctor that the employee is unable to perform his or her duties due to physical or mental illness or impairment), Mr. O’Brien will receive (i) his unpaid annual base salary through the date of termination, plus payment of any unpaid bonus amount for any year prior to the year of termination (collectively, the “Compensation Payments”), (ii) any accrued but unused vacation days (the “Vacation Payment”), and (iii) the Annual Bonus for the fiscal year in which the termination occurs, pro rated for the period of employment in the year up to the date of termination (the “Prorated Bonus”).

•	In the event Mr. O’Brien is subjected to involuntary termination other than for Cause (defined generally as the commission of a felony arising from an act of fraud, embezzlement, or willful dishonesty in relation to the business or affairs of the Company, or any other felony which is materially injurious to the Company or its reputation or which compromises the employee’s ability to perform his or her job function or act as a representative of the Company; or a willful failure to attempt to substantially perform the employee’s duties), or Disability, or he terminates his employment as a result of Constructive Termination (defined generally as a breach of the O’Brien Agreement by the Company, a material diminution of position, duties, responsibility or pay, or forced relocation of his primary job location more than 50 miles from Tampa, Florida), the Company will (i) pay the Compensation Payments, the Vacation Payment, and the Prorated Bonus, (ii) continue to pay his base salary and Annual Bonus, for a period of 18 months after termination; and (iii) continue to pay benefits until the earlier of the 18-month anniversary of the termination date or Mr. O’Brien is eligible to receive comparable benefits from subsequent employment or government assistance. In order to receive the foregoing severance, Mr. O’Brien would be required to execute a general release of claims and he would, for a period of eighteen months following any termination of employment be bound by non-competition, non-solicitation and non-disparagement obligations.

•	Regarding unvested equity in the event of termination of employment, unvested equity will vest and become payable in the event that Mr. O’Brien’s employment is terminated due to his death, Retirement, Disability, or in the event Mr. O’Brien terminates his employment due to an event of Constructive Termination. Unvested equity would also vest and become payable in the event of a Change of Control of the Company (defined as a change of ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Treas. Reg. 1.409A-3(i)(5)); however, Mr. O’Brien would not have a right to terminate his employment and receive severance solely as a result of a Change of Control. In the event of termination for reasons other than those described above, equity not yet vested as of the date of termination would be forfeited but vested equity would not.

Charles E. Cauthen Employment Agreement. Mr. Cauthen’s letter agreement, formally entered into on December 23, 2008 (prior to the Merger), was amended and restated on March 15, 2010 (the “Cauthen Agreement”). The term of the Cauthen Agreement is one year from March 15, 2010 and renews automatically for successive one year terms unless terminated prior thereto by either party. Under the Cauthen Agreement, Mr. Cauthen is entitled to an annual base salary of $400,000, subject to such periodic increase (but not decrease) as may be approved by our Compensation Committee. Mr. Cauthen is also entitled to an annual target bonus of 100% of his base salary, with a potential maximum annual bonus payment of 200% of base salary; provided, however, that the actual bonus in any year is subject to attaining individual and corporate performance targets established by the Compensation Committee and approved by the Board of Directors, and may be lower or higher (up to the cap) than his target bonus. In addition, Mr. Cauthen is entitled to participate in our group life and health insurance benefit plans and retirement plan generally applicable to our executives who are similarly situated. Mr. Cauthen is entitled to 30 days of vacation annually as well as reimbursement of reasonable out-of-pocket business expenses, along with a monthly auto allowance of $1,500. Mr. Cauthen is also entitled to participate in our long term incentive plan, with an annual incentive opportunity of $420,000. Unless contrary provisions are set forth in the equity plan, any awards of equity are required to vest over a maximum of three years and have an expiration date of at least ten years. The terms of severance in the event of termination of employment are the same for Mr. Cauthen as for Mr. O’Brien; provided, however, that in addition to the terms afforded Mr. O’Brien, Mr. Cauthen may choose to terminate his employment in the event that he is not chosen as a successor to Mr. O’Brien as CEO of the Company, in which case he would receive salary and bonus continuation for one year from the date of his termination. The foregoing one year severance is subject to (i) Mr. Cauthen continuing in his role for a period of one year following the appointment of a new CEO, (ii) his providing notice of his intention to terminate at least 60 days prior to the one year anniversary of the appointment of a new CEO, and (iii) his execution of a general release of claims against the Company.

Kimberly A. Perez Employment Agreement. Ms. Perez’s letter agreement, formally entered into on December 23, 2008 (prior to the Merger), was amended and restated on March 15, 2010 (the “Perez Agreement”). The term of the Perez Agreement is one year from March 15, 2010 and renews automatically for successive one year terms unless terminated prior thereto by either party. Under the Perez Agreement, Ms. Perez is entitled to an annual base salary of $236,010, subject to such periodic increase (but not decrease) as may be approved by our Compensation Committee. Ms. Perez is also entitled to an annual target bonus of 60% of her base salary with a maximum of 120% of her base salary; provided, however, that the actual bonus in any year is subject to attaining individual and corporate performance targets established by the Compensation Committee and approved by the Board of Directors, and may be lower or higher than her target bonus. In addition, Ms. Perez is entitled to participate in our group life and health insurance benefit plans and retirement plan generally applicable to our executives who are similarly situated. Ms. Perez is entitled to four weeks of vacation annually as well as reimbursement of reasonable out-of-pocket business expenses, along with a monthly auto allowance of $1,000. Ms. Perez is also entitled to participate in our long term incentive plan, with an annual incentive opportunity of $200,000. Unless contrary provisions are set forth in the equity plan, any awards of equity are required to vest over a maximum of three years and have an expiration date of at least ten years. The terms of severance in the event of termination of employment are the same for Ms. Perez as for Mr. O’Brien except that the period of severance is for 12 months from the date of termination.

Employment Agreement of John A. Burchett. John Burchett, the Company’s former Vice President, Business Development and President, Hanover Division, and a member of the Company’s Board of Directors resigned as both an officer (effective February 2, 2010) and as a director (effective February 5, 2010) of the Company in order to pursue entrepreneurial opportunities. In connection with his resignation, Mr. Burchett was paid a lump sum of $490,000 and will be paid an additional $165,465 of salary continuation beginning six months and one day after the effective date of his resignation. He will also receive health and medical benefits through the period of salary continuation, payment for earned but unused vacation time and the Company will continue to cover Mr. Burchett on its officer and directors’ liability insurance. In addition, the vesting of the following equity granted in 2009 will be accelerated to February 5, 2010: 50,000 stock options with an option price of $13.37, 6,588 stock options with an option price of $13.37, and 5,300 restricted stock units granted on May 19, 2009. The foregoing options must be exercised within one year of the vesting date.

Indemnification Agreements.  We also entered into indemnification agreements with all our directors, the Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer and other executives of the Company.

Director Compensation

The following director compensation table sets forth the total cash and non-cash compensation paid to or accrued for each person who served as a director of the Company for 2009. Except as specifically set forth below, no directors who are employees of the Company receive any fees or payments for service on our Board of Directors. A description of the fees paid to our non-employee directors follows the tables.

Director Compensation Table

	Fees
	Earned		Non-Qualifying	Non-Qualifying	Restricted	Restricted
	or Paid		Stock Option	Stock Option	Stock	Stock	Total
	in Cash		Awards	Awards	Awards	Awards Value	Compensation
Director(1)	($)(2)		(# Options)	Value ($)(3)	(# Shares)	($)(3)	$

Ellyn L. Brown	60,000		10,333	23,001	3,078	21,669	104,670
Denmar J. Dixon	77,250	(4)(6)	10,333	23,001	3,078	21,669	121,920
William J. Meurer	66,000	(5)	10,333	23,001	3,078	21,669	110,670
Shannon E. Smith	67,500		10,333	23,001	3,078	21,669	112,170
Michael T. Tokarz	56,250	(4)	10,333	23,001	3,078	21,669	100,920
John Clymer(7)	16,500		—	—	—	—	16,500
John Rees(7)	19,000		—	—	—	—	19,000
James Stone(7)	16,500		—	—	—	—	16,500

(1)	Does not include directors who also serve as officers of the Company. Employee directors do not receive compensation for their service on the board of directors.

(2)	Includes a $37,500 retainer for the three quarters served in 2009 ($50,000 annual retainer) with the balance being meeting fees of $1,500 per meeting for attendance at each Board and Committee meeting; plus any applicable Chairmanship fees as described in footnotes (4) or (5).

(3)	Dollar values represent the total grant-date fair value for the option and restricted stock awards, respectively.

(4)	Includes $3,750 paid for three quarters served as Chairman of the Compensation and Human Resources Committee (Mr. Dixon) and the Nominating and Corporate Governance Committee (Mr. Tokarz) (based on $5,000 annual fee each).

(5)	Includes $7,500 paid for three quarters served as Chairman of the Audit Committee (based on $10,000 annual fee).

(6)	Mr. Dixon entered into a contract of employment with the Company effective January 22, 2010 and thereafter was no longer entitled to compensation for service on our Board of Directors.

(7)	Messrs. Clymer, Rees and Stone served as independent directors of Hanover during the period from January 1, 2009 to April 17, 2009.

Our Company’s total compensation package for non-employee directors is designed to compensate each non-employee director approximately $115,000 per year (the actual amount depends on the number of meetings of the Board and its committees and the number of committees on which each member sits) in a package consisting of cash and equity of the Company. During 2009, the compensation package for the non-employee directors consisted of (a) a base annual retainer of $50,000 paid quarterly (however, since the board members served for approximately nine months, only three-quarters of the retainer was paid in 2009), (b) a grant of 2,000 vested non-qualified stock options awarded under the Company’s 1999 Equity Incentive Plan (“1999 EIP” — exercise price $8.00 per share with an expiration date of April 20, 2019), (c) a grant of $20,000 of value of stock options (8,333 options at a price of $7.67 vesting in three equal installments over three years with an expiration date of April 20, 2019) awarded under the 2009 Long Term Incentive Plan (“2009 LTIP”), and (d) 3,078 shares of restricted stock awarded under the 1999 EIP vesting on April 20, 2012. In addition, the Chairman of the Audit Committee receives a Chairman’s fee of $10,000 (pro rated to $7,500 for 2009) and the Chairmen of the Compensation and Governance Committees receive Chairman’s fees of $5,000 each (pro rated to $3,750 for 2009). All non-employee directors receive meeting fees of $1,500 per meeting for each Board and committee meeting attended. All directors also receive reimbursement of travel expenses incurred in connection with attending meetings of the Board of Directors or committees of the Board.

The awards under the 1999 EIP are subject to the restrictions and conditions of the 1999 EIP and the applicable award agreements. Generally, all restrictions on a 1999 EIP award will lapse and the award will vest in its entirety one day following the third anniversary of the date of the grant, or immediately upon the occurrence of a change in control (as defined in the 1999 EIP) of the Company. Until the restrictions on the awards lapse, holders of these awards will be entitled to receive cash dividends and other distributions paid and may exercise full voting rights with respect to the awards. Unvested 1999 EIP awards are subject to forfeiture upon termination of service (unless due to death or disability, in which case the awards shall vest on a pro rata basis). The 1999 EIP expired in May 2009 and no further awards will be made under that plan. The 2009 LTIP provides that, after the initial grant referenced above, additional grants of $20,000 of value of stock options shall be automatically awarded to non-employee directors effective as of the date of each annual meeting after the initial award. The 2009 LTIP option awards vest in equal installments on the first, second and third anniversaries of the awards and expire after ten years. Each new non-employee director shall receive a non-qualified stock option valued at $20,000 to purchase shares of common stock of Company on the date of the non-employee director’s initial election. The 2009 LTIP also permits discretionary grants of non-qualified stock options to non-employee directors.

Equity Compensation Plan Information

The 1999 EIP expired in May 2009 and thus, the 2009 LTIP is the only equity compensation plan currently maintained by the Company. This plan was approved by the Company’s stockholders. The following table sets forth the number of shares of our common stock subject to outstanding stock options and RSUs from both plans, the weighted average exercise price of outstanding stock options and RSUs, and the number of shares remaining available for future grants as of December 31, 2009. Our 2009 LTIP provides for a proportionate adjustment to the number of shares reserved for issuance in the event of any stock dividend, stock split, combination, recapitalization, or similar event.

Number of Securities
Remaining Available for
	Number of Securities	Weighted-Average	Future Issuance Under
	to be Issued Upon	Exercise Price of	Equity Compensation
	Exercise of	Outstanding	Plans (Excluding
	Outstanding Options,	Options,	Securities Reflected
Plan Category	Warrants and Rights	Warrants, and Rights	in Column (a))

Equity compensation plans Approved by security holders	1,355,021 (1)	$13.89	1,898,660 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	1,355,021	$13.89	1,898,660

(1)	Represents 1,098,884 shares issuable pursuant to outstanding options and RSUs under the 2009 LTIP and 256,137 shares issuable pursuant to outstanding options and RSUs under the 1999 EIP.

(2)	Represents the shares of common stock which may be issued pursuant to future awards under the 2009 LTIP. Inasmuch as the 1999 EIP expired in May, 2009 no future shares will be issued under this plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described herein, none of the directors or officers of the Company, and no shareholder holding over 5% of the Company’s common stock and no corporations or firms with which such persons or entities are associated, currently maintains or has maintained since the beginning of the last fiscal year, any significant business or personal relationship with the Company other than such as arises by virtue of such position or ownership interest in the Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our outstanding shares of common stock as of March 18, 2010 by: (a) each person known by us to beneficially own 5% or more of our shares of Common Stock, (b) each of our directors and each of our NEOs, and (c) all of our directors and executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all of the common stock owned by them.

	Current Beneficial Ownership
	Number	Percent
Name of Beneficial Owner	of Shares(1)	of Class (2)

Directors and Named Executive Officers
Mark J. O’Brien(5)	73,136	*
Steven Berrard	21,000	*
Ellyn L. Brown(4)	7,856	*
John A. Burchett(6)	76,041	*
Denmar J. Dixon(3)	44,321	*
William J. Meurer(3)	8,006	*
Shannon Smith(4)	18,437	*
Michael T. Tokarz(4)	137,856	*
Charles E. Cauthen(7)	86,210	*
Kimberly A. Perez(8)	10,311	*
All directors and executive officers as a group (17 persons)(9)	677,121	2.6%
Other Beneficial Holders
Keeley Asset Management Corp.(10)		8.5%
401 South LaSalle Street Chicago, Illinois 60605
Harris Associates L.P.(11)		5.0%
Two North LaSalle Street, Suite 500 Chicago, Illinois 60602
Tyndall Capital Partners, L.P.(12)		9.7%
599 Lexington Avenue Suite 4100 New York, New York 10022

*	Less than 1%

(1)	For purposes of this table, a person is deemed to be the beneficial owner of a security if he or she (a) has or shares voting power or dispositive power with respect to such security, or (b) has the right to acquire such ownership within 60 days. “Voting power” is the power to vote or direct the voting of shares, and “dispositive power” is the power to dispose or direct the disposition of shares, irrespective of any economic interest in such shares.

(2)	In calculating the percentage ownership or percent of equity vote for a given individual or group, the number of common shares outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within 60 days held by such individual or group, but are not deemed outstanding by any other person or group.

(3)	Includes 2,778 shares of our common stock issuable with respect to currently exercisable options.

(4)	Includes 4,778 shares of our common stock issuable with respect to currently exercisable options.

(5)	Includes 48,736 shares of our common stock issuable with respect to currently exercisable options.

(6)	Includes 57,073 shares of our common stock issuable with respect to currently exercisable options.

(7)	Includes 26,432 shares of our common stock issuable with respect to currently exercisable options.

(8)	Includes 3,349 shares of our common stock issuable with respect to currently exercisable options.

(9)	Includes 165,035 shares of our common stock issuable with respect to currently exercisable options.

(10)	The ownership information set forth herein is based in its entirety on the material contained in Schedule 13G filed with the SEC by Keeley Asset Management Corp., or Keeley, on February 12, 2010 (the “Keeley 13G”). According to the Keeley 13G, Keeley beneficially owns an aggregate of 2,192,116 shares of our common stock, has the sole power to vote or direct the voting of 2,159,046 shares of our common stock, the shared power to vote or direct the voting of none of our shares of common stock, the sole power to dispose or to direct the disposition of 2,192,116 shares of our common stock and the shared power to dispose or to direct the disposition of none of our shares of common stock.

(11)	The ownership information set forth herein is based in its entirety on the material contained in Schedule 13G filed with SEC by Harris Associates L.P. and Harris Associates Inc. on February 11, 2010, (the “Harris 13G”). According to the Harris 13G, Harris beneficially owns an aggregate of 1,277,250 shares of our common stock, has sole voting power to vote or to direct the voting of 1,277,250 shares of our common stock, shared power to vote or direct the voting of none of our shares of common stock, sole power to dispose or to direct the disposition of 1,277,250 shares of our common stock and shared power to dispose or to direct the disposition of none of the shares of our common stock

(12)	The ownership information set forth herein is based in its entirety on the material contained in Schedule 13G filed with the SEC by Tyndall Capital Partners, L.P., or Tyndall, on February 16, 2010 (the “Tyndall 13G”). According to the Tyndall 13G, Tyndall beneficially owns an aggregate of 2,482,793 shares of our common stock, has sole voting power to vote or to direct the voting of 2,482,793 shares of our common stock, shared power to vote or direct the voting of none of our shares of common stock, sole power to dispose or to direct the disposition of 2,482,793 shares of our common stock and shared power to dispose or to direct the disposition of none of the shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires all executive officers, directors, and persons who are the beneficial owner of more than 10% of our shares of outstanding common stock to file reports of ownership with the SEC indicating their ownership of the Company’s equity securities and to report any changes in that ownership. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to comply therewith during the fiscal year ended December 31, 2009. The Company believes that all of these filing requirements were satisfied by its executive officers, directors, and by the beneficial owners of more than 10% of our shares of common stock, except; Messrs. Dixon and Meurer, and Ms. Perez filed one late report each setting forth the exercise of 2,000, 2,000 and 2,456 options, respectively; and Mr. Meurer filed one late report reporting the acquisition of 79 shares of common stock purchased through dividend reinvestment. In making this statement, the Company has relied on copies of the reporting forms received by it or on the written representations from certain reporting persons.

SHAREHOLDER PROPOSALS

Eligible stockholders who wish to present proposals for action at the 2011 Annual Meeting of Stockholders should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Under the Company’s bylaws, such proposal shall be accompanied by, among other things more specifically set forth therein, a statement of the reasons for conducting such business at the annual meeting, the name and record address of the stockholder submitting the proposal, a representation that such stockholder is a holder of record of shares of our common stock entitled to vote at the meeting, a statement of the class and number of shares of the Company beneficially owned by the stockholder and any short interest in any of the Company’s securities, and a description of any material interest such stockholder may have with respect to such proposal. Proposals must be received by the Secretary no earlier than November 18, 2010 and no later than December 18, 2010 for inclusion in next year’s proxy statement and proxy card. A stockholder is eligible to present proposals if, at the time he or she submits the proposals, the stockholder owns at least 1% or $2,000 in market value of shares of our common stock and has held such shares for at least one year, and the stockholder continues to own such shares through the date of the 2011 Annual Meeting.

SOLICITATION COSTS

The Company will bear the costs of preparing, assembling, and mailing this proxy statement, the form of proxy, and the 2009 Annual Report in connection with the Annual Meeting. In addition to solicitation by use of mail, employees of the Company may solicit proxies personally or by telephone, by facsimile copy, or telegraph, but will not receive additional compensation therefor. Arrangements may be made with banks, brokerage houses, and other institutions, nominees, and fiduciaries to forward the solicitation materials to beneficial owners and to obtain authorizations for the execution of proxies. The Company will, upon request, reimburse those persons and entities for expenses incurred in forwarding proxy materials for the Annual Meeting to beneficial owners.

ANNUAL REPORT

The Company’s 2009 Annual Report for the fiscal year ended December 31, 2009, which includes financial statements, was mailed to stockholders together with the Notice of the Annual Meeting of Stockholders and this Proxy Statement.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Annual Meeting other than the proposals specifically set forth in the Notice of Annual Meeting and referred to herein. If any other matters are properly presented for action at the Annual Meeting, it is intended that the persons named in the accompanying proxy card will vote or refrain from voting in accordance with their best judgment on such matters after consultation with the Board of Directors.

The Company will provide without charge to any stockholder upon written request, a copy of the Company’s Annual Report on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission (without exhibits). All such requests should be delivered to Stuart D. Boyd, Secretary, Walter Investment Management Corp., at the address set forth on the front page of this proxy statement. Copies of exhibits will be provided upon written request and payment of a reasonable fee to cover the costs of reproduction and mailing.

By Order of the Board of Directors

STUART D. BOYD
Secretary

Tampa, Florida
March 18, 2010

Location for the 2010 Annual Meeting of Stockholders

Walter Investment Management Corp.

Friday, April 30, 2009 at 10:00 a.m. local time

Grand Hyatt Tampa Bay
2900 Bayport Drive, Tampa, Florida 33607
Telephone (813) 874-1234

From Tampa International Airport:

•	Follow signs to airport exit

•	Follow signs to Hwy 60 West/Clearwater

•	Exit to the right off of Hwy 60 onto Bayport Drive

•	Follow signs to the Hyatt

From the Clearwater/Northern Pinellas County area traveling eastbound:

•	Follow Hwy 60 East across the Courtney Campbell Causeway

•	After passing Rocky Point, exit to the right onto Bayport Drive

•	Follow signs to the Hyatt

From the St. Petersburg/Southern Pinellas County area traveling northeast:

•	Follow I-275 North across the Howard Frankland Bridge

•	Take Exit 39B towards Hwy 60/Tampa International Airport

•	Follow all signs to Hwy 60 West/Clearwater

•	Immediately after merging onto Hwy 60 West, exit to the right onto Bayport Drive

•	Follow signs to the Hyatt

From Northern and Eastern Florida:

•	Follow I-275 South (Northern Florida) or I-4 West until it runs into I-275 South (Eastern Florida)

•	Take Exit 39A towards Clearwater/Hwy 60 West

•	Continue to follow signs to Clearwater/Hwy 60 West

•	Immediately after merging onto Hwy 60 look for signs for Bayport Drive/Hyatt on the right

From Northern Florida via the Veteran Expressway:

•	Take SR-589 (Toll) South past Memorial Hwy

•	Stay to the right and follow signs to Hwy 60 West/Clearwater

•	Immediately after merging onto Hwy 60 look for signs for Bayport Drive/Hyatt on the right

Please note that attendance at the meeting will be limited to stockholders of Walter Investment Management Corp. as of the record date (or their authorized representatives). You will be required to provide the admission ticket that is detachable from your proxy card or provide other evidence of ownership. If your shares are held by a bank or broker, please bring to the meeting your bank or broker statement evidencing your beneficial ownership of Walter Investment Management Corp. stock to gain admission to the meeting.

WALTER INVESTMENT MANAGEMENT CORP.
Annual Meeting of Stockholders, April 30, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned holder of shares of common stock, $0.01 par value per share, of Walter Investment Management Corp., a Maryland corporation (the “Company”), does hereby appoint Mark O’Brien and Stuart D. Boyd, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the shares of common stock of the Company that the undersigned held of record at the close of business on March 8, 2010, at the Annual Meeting of Stockholders of the Company to be held at the Grand Hyatt Tampa Bay, Tampa, Florida, on April 30, 2010, at 10:00 a.m. local time, or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting:
1.	ELECTION OF DIRECTORS

Class I Nominees: Ellyn L. Brown, Denmar J. Dixon, Steven Berrard

Class III nominees: Mark J. O’Brien, Shannon E. Smith

☐	FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE
(Instructions: to withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2.	APPROVAL AND RATIFICATION OF REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM.
Proposal to ratify the appointment of Ernst & Young LLP as the Company’s registered certified public accounting firm for the 2010 fiscal year.
☐ FOR                     ☐ AGAINST                     ☐ ABSTAIN
3.	In their discretion, on such other business as may properly come before the meeting (the Board of Directors is not aware of any matter other than the above proposals which are to be presented for action at the Annual Meeting).
        The above proposals are described in greater detail in the accompanying Proxy Statement dated March ___, 2010, which is incorporated herein by reference.
(Please Sign and Date on Reverse Side)

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(Continued from Other Side)
PLEASE SIGN AND RETURN PROMPTLY.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND FOR THE APPROVAL AND RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010.
PLEASE ENTER THE NUMBER OF SHARES OF COMMON STOCK OF WALTER INVESTMENT MANAGEMENT CORP.
YOU OWN: __________________________________________________
(Please sign, date, and return this proxy form exactly as your name or names appear below whether or not you plan to attend the meeting.)
☐   I plan to attend the Annual Meeting.
☐   I do not plan to attend the Annual Meeting.
Date: ____________________________________________________________, 2010
Signature(s):

Title or Authority (if applicable)
Please sign your name here exactly as it appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other similar capacity, so indicate. If the owner is a corporation, an authorized officer should sign for the corporation and state his or her title. If shares are held in more than one capacity, this Proxy shall be deemed valid for all shares held in all capacities.

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